UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Seventh Amended and Restated Share Redemption Program
On October 15, 2013, the board of directors of KBS Real Estate Investment Trust II, Inc. (the “Company”) approved a seventh amended and restated share redemption program (the “Amended Share Redemption Program”). Pursuant to the Amended Share Redemption Program, the board of directors may increase the funding available for the redemption of shares pursuant to the Amended Share Redemption Program upon ten business days’ notice to the Company’s stockholders. The Company may provide notice of a funding increase by including such information in a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, all publicly filed with the Securities and Exchange Commission, or by a separate mailing to its stockholders.
There were no other material changes in the Amended Share Redemption Program. The Amended Share Redemption Program will be effective on November 16, 2013, and as a result will be effective for redemptions under the program made on the November 2013 redemption date, which is November 29, 2013. The board of directors may amend, suspend or terminate the Amended Share Redemption Program for any reason upon thirty days’ notice to the Company’s stockholders. The Company may provide such notice by including such information in a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, all publicly filed with the Securities and Exchange Commission, or by a separate mailing to its stockholders.
The complete Amended Share Redemption Program is filed as an exhibit to this Current Report on Form 8-K.
Authorization of Additional Funds for Share Redemption Program
In conjunction with the approval of the Amended Share Redemption Program, on October 16, 2013, the Company’s board of directors approved additional funding for the redemption of shares pursuant to the Amended Share Redemption Program. Once the Company has redeemed $3.0 million of shares in the aggregate in any month (excluding shares redeemed in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence” (each as defined in the Amended Share Redemption Program)), then an additional $20.0 million of funds in the aggregate shall be available for the redemption of shares commencing with the November 2013 redemption date (excluding shares redeemed in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence”); provided that, in no event may the Company redeem, during any calendar year, more shares than the number of shares that the Company could purchase with the amount of net proceeds from the sale of shares under the Company’s dividend reinvestment plan during the prior calendar year. The other limitations of the Amended Share Redemption Program are in full force and effect, including that during any calendar year, the Company may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.
For a stockholder’s shares to be eligible for redemption in a given month or to withdraw a redemption request, the Company must receive a written notice from the stockholder or from an authorized representative of the stockholder in good order and on a form approved by the Company at least five business days before the redemption date, or by November 21, 2013 in the case of the November 29, 2013 redemption date.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Ex.	Description

99.1	Seventh Amended and Restated Share Redemption Program

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: October 17, 2013	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer